Exhibit 99.1

REPORT OF INTERNAL INVESTIGATION

TO THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

DYADIC INTERNATIONAL, INC.

Submitted by:

Moscowitz & Moscowitz, P.A.

1111 Brickell Avenue, Suite 2050

Miami, FL 33131

Phone: (305) 379-8300

Fax: (305) 379-4404

DATE: August 15, 2007

FROM:	Moscowitz & Moscowitz, P.A.	COPY 10
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

This report is subject to both attorney/client privilege and work product protection.

I.           Independence and Scope of the Investigation

Moscowitz & Moscowitz, P.A., was engaged by the Audit Committee1 of the Board of Directors of Dyadic International, Inc. ("Dyadic" or "the Company") on May 14, 2007, to conduct an investigation as a result of its receipt of allegations of improprieties in the operations and financial management of its wholly-owned Asian subsidiary, Puridet (Asia) Limited ("Puridet"). The Company's Board and management had determined that there was merit to those allegations and decided to abandon Puridet. The Audit Committee commissioned this investigation to determine whether any officers or employees of Dyadic participated in these improprieties and/or failed a duty to disclose them.

This has been an independent investigation. Our firm had no prior attorney-client relationship with Dyadic or with any of its officers, directors, or employees. The Audit Committee placed no limitations on us in the conduct of this investigation.

II.           Background Information

Dyadic is a public biotechnology company incorporated in Delaware and based in Jupiter, Florida. Dyadic's revenues are generated primarily through the sale of enzymes used in the textile business. Dyadic was founded in 1979 by Mark A. Emalfarb ("Emalfarb"),2 who was, until he began a leave of absence in April 2007, its CEO and Chairman of the Board. Dyadic went public in October 2004, through a reverse merger with a public reporting company.

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1 The Audit Committee consists of three outside independent members of the Board of Directors: Richard J. Berman, Harry Z. Rosengart and Stephen J. Warner.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Since December, 2003, Dyadic has conducted: (a) five separate capital-raising transactions; (b) two buy-outs of minority shareholders of its indirect wholly-owned subsidiaries; and (c) three redemption transactions, as follows:

	Transaction	Transaction Period	Approximate Amount Raised	Third Parties
1.	Private Placement	April-July 2004	$3.5MM	High Net Worth individuals
2.	Pfd Stk Redemption	July 2004	$1.2MM	Buy-out of VC pfd Stockholders
3.	Private Placement	July, 2004	$1.0MM	Stock for real estate
4.	Private Placement	July, 2004	S1.0MM	Stock for R&D Sources
5.	Private Placement	Oct-Nov 2004	approx $26MM	Institutional Investors and High New Worth Individuals
6.	Minority Redemption	2006	approx $0.5MM	Redemption of sole minority shareholder of Dutch Subsidiary

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2 Dyadic is the consolidation of several entities which were formed by Emalfarb.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

7.	Minority Redemption	2006	approx $1MM	Redemption of sole two minority shareholders of Puridet-HK
8.	Corporate Partnering Transaction	Nov 2006	$10.0MM	Abengoa
9.	PIPE Transaction	Dec 2006	$13.0MM	Institutional Investors

Emalfarb and certain family trusts own the largest shareholdings of Dyadic. The family trusts have made substantial loans to the Company.

Puridet, which manufactures and distributes primarily textile enzymes in Asia, is based in Hong Kong. Puridet is now wholly-owned by Dyadic, through a holding company, Geneva Investments Holdings Limited, a Virgin Islands corporation. Puridet owns a PRC corporation, Dongguan Puridet Softener Company Limited ("Puridet Dongguan"), which owns and operates a processing factory in Dongguan, PRC. Puridet was founded by Robert Smeaton ("Smeaton") and two partners, Raymond Tsang ("Tsang") and Raymond Chih ("Chih").3 In October 1998, Dyadic acquired a majority equity interest in Puridet, which became a voting majority interest in 2003. In April, 2006, Dyadic acquired the remaining minority interests in Puridet which were still held by Smeaton and Tsang.

Puridet's sales in 2005 and 2006, as reflected in the Dyadic Form 10-KSB reports for those years, were approximately 40% of Dyadic's total sales. Puridet did not, however, contribute materially to Dyadic's bottom line, as its reported net profit (loss) figures after taxes4 for the past few years are as follows:

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3   Chih was bought out in and around 2000.

4   These figures are drawn from the audited financial statements of Puridet. They have been converted from Hong Kong dollars to U.S. dollars at the exchange

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

2003	$82,074
2004	$97,408
2005	($58,510)
2006	($56,848)

Puridet was run and essentially dominated by Smeaton. Tsang was also employed by Puridet in a managerial capacity. On April 11, 2007, Smeaton, who was 44 years old, suddenly and unexpectedly died. Shortly after Smeaton's death, on April 15, 2007, Emalfarb received and then forwarded to Wayne Moor ("Moor"), Dyadic's then CFO, an anonymous e-mail (followed by others, collectively the "2007 whistleblower e-mails") describing certain purported fraudulent activities that allegedly had been and were being perpetrated by Smeaton, Tsang and the factory manager in Dongguan against Dyadic. (Exhibit l.)5

The e-mail began with a number of allegations against Yiu Man Chan, known as "Aman," the manager of the Puridet Dongguan plant. The e-mail alleged widespread self-dealing by Aman, attributing his dominance to the fact that he was in charge of all functions at the plant, including manufacturing, purchasing and finances, and that his mistress and cousin held other vital roles. Because of this, the e-mail alleged, Aman was able to take kickbacks from suppliers, "rake-off” cash being transferred from the factory to Puridet Hong Kong, sell inventory on the side and take payments from customers to allow them to purchase without paying VAT. The e-mail also said that "Aman and Raymond [Tsang] have several secret private companies outside," one of which got products at favorable prices. (Ex. 1, at ME0279.)

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rate prevailing on December 31 of each year as reported by the Bank of Canada on its website.

5 All documents referred to in this report, with the exception of Dyadic's public filings, are included in the volumes of exhibits accompanying this report.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Emalfarb forwarded the e-mail to Moor, who was in Hong Kong due to Smeaton's death. He also responded to it, asking for backup paperwork to support the allegations and giving Moor's and his cell numbers. The anonymous e-mailer responded on April 17, providing more detail and, for the first time, mentioning "Peishing," or as it is more commonly written, "Pui Shing." (Ex. 2.) The e-mail reported that:

the private company controlled by Aman and Raymond is called Dongguan Peishing Washing Products Co., Ltd.  The internal code in Puridet is called PS ..... PS is the major income resources of Aman and Raymond. PS can always get the lowest price from Puridet Dongguan .... and the two accountants in Puridet Dongguan Factory are actually Aman's people. They handle the accountants of PS as well. Actually a lot of clients from some sales persons are lured to purchase Puridet products from this company. Normally Aman will give people a lower price without VAT than Puridet Dongguan.

(Ex. 2, at RS0116.)

Moor, who was still in Hong Kong, began an inquiry into the events recited in these anonymous e-mails.6 In an interview with Michael Kent, a current Puridet employee, he learned that an entity named "South Dragon" was a predecessor of Pui Shing and that these entities were set up to book the accounts receivable of enzyme customers in China who paid in cash and did not want to pay VAT so that these sales would not appear on Puridet's books.

Moor and the informant exchanged a few more e-mails. On April 24, 2007, in response to an e-mail in which Moor had posed a series of questions, the informant wrote: "We're not sure the exact number of customers below the dummy company Pui Shing. Basically, all the customers who don't collect VAT are below Pui Shing .... The South Dragon customers were merely transferred to Pui Shing when it was 'bankrupted.'"

(Ex. 3, at RS0122.)

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6 Moor engaged the services of Kroll International to image computer hard drives at Puridet's offices in Hong Kong and at Puridet Dongguan, and to obtain records. When our firm was retained, we took over the relationship with Kroll and directed their efforts in searching the imaged computers.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

On April 18, 2007, in a telephone discussion shortly after he got the first of the 2007 whistleblower e-mails, Emalfarb (who was in Florida) told Moor that he had received an anonymous e-mail approximately a year to a year and one half before in which similar accusations were made. Emalfarb told Moor that at that time he had spoken to Smeaton and had been assured that there were no such problems. Moor had never been informed of the earlier e-mails, and this greatly concerned him. He immediately informed Dyadic's outside counsel and the Board. This led to the question whether Emalfarb and others had failed to disclose or had concealed these earlier e-mails from the Board, the Company's auditors and outside counsel in violation of their duties to Dyadic.

Given the gravity of the matter, the Audit Committee immediately called a series of special meetings by itself and with the Board of Directors at which it requested Emalfarb to appear and to explain what he knew and what he had done regarding the earlier whistleblower e-mails.7 Emalfarb initially claimed that he had told Moor about them. Emalfarb then forwarded the earlier e-mails to the Board. These e-mails spanned the time frame of December 23, 2003 until April 20, 2004, before Moor became employed by Dyadic. They made similar allegations to those in the April 2007 whistleblower e-mails; however, the "dummy company" described in the earlier e-mails was "South Dragon." After reviewing the dates of the earlier e-mails, Emalfarb acknowledged that he had not told Moor about them as they preceded Moor's hiring in early 2005.

As a result of these events and meetings, the Audit Committee recommended to the Board that an internal investigation be commenced, and the Board, thereupon, commissioned this investigation. The Board of

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7 Minutes of these meetings are Exhibits 77, 78 and 79, and are discussed in detail below, infra, at pp. 53 - 54.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Directors also requested that Emalfarb take a paid leave of absence from all his positions with the Company pending the completion of the investigation. The Board also determined that the Company had to report that its financial statements could no longer be relied upon and that trading in the Company's stock would be voluntarily suspended. On April 24, 2007, Dyadic issued a press release announcing, among other things, these decisions.

III.   The Course of the Investigation

A.     Interviews
We interviewed the following persons:8

Alexander Bondar, Vice President, Strategy & Corporate Development, Dyadic

Ciro Buttacavoli, Partner, Ernst &Young, Florida

Ray Chandra, Senior Vice President, Dyadic

Cindy Chiang, audit manager, Ernst &Young, Hong Kong

Lisa De La Pointe, Interim CFO, Dyadic

Nathan Dwyer, Asian Sales Director, Dyadic

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8 Steven Tabloff, Emalfarb's relative, who worked at Puridet in 1999-2000 in a managerial role, declined to be interviewed. (Regarding Tabloff, see, infra, p.26, n.17.) Edward Demirgian, a former Dyadic controller, did not respond to requests to be interviewed.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Mark A. Emalfarb, suspended CEO and Chairman of the Board

Joe Eng, Accountant, Puridet

Rufus Gardner, former Dyadic Controller

Paul W.C. Ho, Chartered Public Accountant, Hong Kong

David Hooper, former Dyadic COO and CFO

Michael Kent, Sales Manager, Puridet

Charles W. Kling IV, Vice President, Dyadic

Rajiv Makhija, Partner, Ernst & Young, Hong Kong

Wayne Moor, Interim CEO of Dyadic

Heidi Quebedeaux, former assistant to Emalfarb and HR director, Dyadic

Robert Schwimmer, Esq., outside counsel to Dyadic 9

Daniel Shook, Dyadic technical employee

Jeffrey Sparling, Partner, Ernst & Young, Florida (by telephone)

Kent M. Sproat, Executive Vice President, Dyadic

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9 We spoke to Schwimmer on a number of occasions by telephone. He provided us with an introductory memorandum.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Raymond K.K. Tsang, Director, Puridet

Henry Wong, Accountant, Puridet

Winston Wren, former Dyadic employee

In addition, Emalfarb, through counsel, supplied us with a list of persons he believed should be interviewed during our investigation. We interviewed all the persons on that list except some Ernst & Young personnel who are no longer employed there.

B.           Dyadic document reviews

We reviewed thousands of documents from the files at Dyadic's Jupiter offices. Those documents included Puridet files, internal accounting records, documents from auditors and other external accountants, public filings and private placement memoranda, and correspondence.

C.           Auditor document reviews

Ernst & Young both in the United States and in Hong Kong ("EY United States" and "EY Hong Kong") made certain of their work papers available to us as did Paul W. C. Ho & Co.

D.           Computer forensics

Kroll International and its subcontractors imaged and searched the contents of Dyadic and Puridet computers, including Emalfarb's and Rufus Gardner's laptop computers.10 Their actions are detailed in their report, which is attached as Exhibit 4. We reviewed thousands of documents, primarily e-mails, culled from these computers.

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10 We have made repeated, unsuccessful efforts to obtain Smeaton's computer.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

IV.   Our Conclusions

We have concluded that Emalfarb failed duties of care and loyalty as both a corporate officer and a director of Dyadic.11 Emalfarb was aware of and was involved in structuring one of the dummy entities, South Dragon, which was used by Puridet as the nominal seller of Puridet products to Chinese customers who did not want to pay VAT.

Emalfarb did not appropriately report or investigate allegations raised in anonymous whistleblower e-mails sent to him in 2003 and 2004, which focused on the dummy entity and made allegations of other improprieties in Puridet's operations. Emalfarb's failures to report and investigate are continuing, at least until April, 2007. Inquiries made by the auditors during annual audits regarding suspected fraud and related parties should have elicited disclosures by Emalfarb. Inquiries made by new management, starting in 2005, relating to the South Dragon and Pui Shing receivables, should similarly have elicited full disclosure by him.

Regarding the extent of the information Emalfarb failed to disclose, we find no persuasive evidence that Emalfarb was told, prior to the receipt of the 2003-2004 whistleblower e-mails, that South Dragon and Pui Shing were also being used to facilitate frauds against Dyadic and not just as the way to increase revenues. However, based on the fact that, beginning shortly after Dyadic's acquisition of Puridet, Emalfarb sent Dyadic representatives to Hong Kong for extended periods and required monthly external accounting reports, it appears he was concerned about such risks. He also explained to us that he was always concerned about the "dangers" of doing business in China.

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11 Emalfarb was assisted in some of these failures by management employees who are no longer with Dyadic. David Hooper, who was both CFO and COO, retired at the end of 2002 before Dyadic was a public company. Gardner resigned as Controller in July, 2006. Both Hooper and Gardner were entirely cooperative with us in this investigation.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

The 2003-2004 whistleblower e-mails did specifically put Emalfarb on notice of significant fraudulent conduct. There is no indication he appropriately reported these allegations to Dyadic's auditors or took any remedial action. From that point forward, he was in dereliction of his fiduciary duties to investigate and to disclose.

Additionally, Emalfarb failed a duty, from 1998 forward, to report related parties, including Smeaton's Indonesian company, P.T. Pasifik Ichsan (a customer of Puridet to which it owed a substantial receivable) and South Dragon, to Dyadic's and Puridet's auditors.

Moreover, we have concluded that Emalfarb has not been candid with us or with the Board about the extent and nature of his knowledge of dummy entities at Puridet and about the nature and extent of actions he took on Dyadic's behalf regarding them.

There is no direct evidence as to why Emalfarb, the founder and majority shareholder of Dyadic, failed to disclose these facts and to investigate the allegations of wrongdoing. We think the most likely explanation is that, with regard to what he knew before the 2003-2004 whistleblower allegations, he believed he could not stop the conduct (even though he sought to monitor and control it), knew that a substantial amount of Puridet's revenues came from the customers who used South Dragon and recognized that disclosure would negatively impact Dyadic's revenues, its reputation and its efforts to raise capital. In addition, reporting the 2003-2004 e-mails would have revealed his failure to disclose what he knew before that date.

Our investigation has not revealed any improprieties on the part of the current acting management of Dyadic. As described above, we have interviewed current management and subjected their computers to the same forensic searches as we had done on the computers of Emalfarb and Gardener. No information was disclosed that would lead to a conclusion that any of them had knowledge of the improprieties at Puridet until April, 2007. Emalfarb

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

concedes that he did not disclose the whistleblower allegations to current management until April, 2007. The evidence is further that current management made appropriate inquiry of Emalfarb and Puridet management regarding South Dragon and Pui Shing, Puridet's largest receivables, but were both ignored and misled.

Finally, the purpose of our investigation was to "determine whether any officers or employees of Dyadic participated in these improprieties and/or failed to disclose them." (See, Section I, supra, at p.l.) Nonetheless, as the report details, we found substantial evidence showing that Puridet's management improperly conducted a material portion of its business through South Dragon and Pui Shing and did so with an intent to conceal the true nature of Puridet's relationship to those entities and their clients. We do not think, however, that the effect of this business activity on Puridet's financial statements can ever be fully quantified. First, these transactions were in cash. Second, the books and records which may have recorded them have been hidden and are not available. Third, current management of Puridet is continuing to conceal and misrepresent what took place.

V.    Legal Analysis

Emalfarb breached his fiduciary duties to Dyadic. Under Delaware law,12 it is well-settled that a corporate director or officer owes fiduciary duties of care, loyalty and good faith to the corporation.
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12 We have provided an analysis under Delaware law, as Dyadic is a Delaware, corporation and Delaware law is applicable at all times relevant to these allegations. The corporation first became a public company in late 2004 and many of the acts and derelictions of duty took place before then and before Sarbanes-Oxley was enacted or applicable. Accordingly, we have not analyzed the extent to which any of this conduct may constitute violations of the securities laws. However, to the extent omissions and misrepresentations in the Company's financial statements are included in Dyadic's public filings, we do note that. See, below, infra, at p.39. 13

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Guth v. Loft, 5 A.2d 503, 510 (Del. 1939) ("A public policy, existing through the years, and derived from a profound knowledge of human characteristics and motives, has established a rule that demands of a corporate officer or director, peremptorily and inexorably, the most scrupulous observance of his duty, not only affirmatively to protect the interests of the corporation committed to his charge, but also to refrain from doing anything that would work injury to the corporation, or to deprive it of profit or advantage which his skill and ability might properly bring to it, or to enable it to make in the reasonable and lawful exercise of its powers."); Cede & Co. v. Technicolor, Inc., 634 A.2d 345 (Del. 1993) (The duty of care and duty of loyalty are of equal and independent significance; good faith is equated with loyalty.) "[W]ith respect to the obligation of officers to their own corporation and its stockholders, there is nothing . . . which suggests that the fiduciary duty owed is different in the slightest from that owed by directors." David A. Drexler, et al, Delaware Corporation Law and Practice, § 14.02, at 14-5 to 14-6.

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13 Emalfarb was at all relevant times an officer and director of Dyadic and, for most of the time, its sole director. Other directors on Dyadic's Board were and are, as follows:

1) Richard van den Broek and Jeffrey W. Cardin joined the Board on July 27, 2001. Van den Broek resigned on September 30, 2003, and Cardin on November 11, 2003.
2) Stephen J. Warner joined the Board of Dyadic International (USA), Inc., a wholly-owned subsidiary of Dyadic, in August, 2004, and joined the Board of Dyadic in October, 2004.
3) Robert B. Shapiro joined the Board in March, 2005.
4) Harry Z. Rosengart joined the Board in April, 2005.
5) Glenn E. Nedwin joined the Board in March, 2006.

It should also be noted that all material times Emalfarb was a director of Puridet.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Even where an act or failure to act does not appear self-interested, it may still be a breach of fiduciary duty. "[T]he universe of fiduciary misconduct is not limited to either disloyalty in the classic sense (i.e., preferring the adverse self-interest of the fiduciary or of a related person to the interest of the corporation) or gross negligence. Cases have arisen where corporate directors have no conflicting self-interest in a decision, yet engage in misconduct that is more culpable than simple inattention or failure to be informed of all facts material to the decision. To protect the interests of the corporation and its shareholders, fiduciary conduct of this kind, which does not involve disloyalty (as traditionally defined) but is qualitatively more culpable than gross negligence, should be proscribed." Brehm v. Eisner (In re Walt Disney Co. Derivative Litig), 906 A.2d 27, 66 (Del. 2006).

As spelled out in Delaware cases, subsumed under the overarching duties of care, loyalty and good faith are the following duties which are implicated by the facts of this matter:

1. The duty to act on an informed basis

The duty of the director of a company to act on an informed basis is a facet of the duty of care. Cede, 634 A.2d at 368 n.36.

2. The duty to investigate allegations of wrongdoing.

In Graham v. Allis-Chalmers Manufacturing Company, Del. Supr., 41 Del. Ch. 78, 188 A.2d 125 (1963), the directors of a large corporation were charged with failing to prevent employees from violating antitrust laws. The court pointed out that "directors are entitled to rely on the honesty and integrity of their subordinates until something occurs to put them on suspicion that something is wrong." 188 A.2d at 130. The court stated that a director may not be liable for failure to prevent employee wrongdoing unless the director ignores "obvious danger signs of employee wrongdoing." Id. at 130. (Emphasis added.)

3. The duty to avoid violations of law.

FROM:	Moscowitz & Moscowitz, P. A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

"[O]ne cannot act loyally as a corporate director by causing the corporation to violate the positive laws it is obliged to obey." Guttman v. Jen-Hsun Huang, 823 A.2d 492, 506 (Del. Ch. 2003)(citing 8 Del. C. § 102(b)(7)(ii)).

4. The duty to disclose.

A corporate officer and director has a duty to inform the Board of pertinent matters. Science Accessories Corp. v. Summagraphics Corp., 425 A.2d 957, 962 (Del. 1980) (an agent has the "duty to disclose information that is relevant to the affairs of the agency entrusted to him."). O'Reilly v. Transworld Healthcare, Inc., 745 A.2d 902, 916 (Del. Ch. 1999)("Corporate fiduciaries can breach their duty of disclosure under Delaware law in a number ways -- by making a materially false statement, by omitting a material fact, or by making a partial disclosure that is materially misleading").

The failure to disclose related parties to the auditor is a breach of the duty of disclosure. Most business transactions are the result of arms length bargaining, from which it may be assumed that prices are set fairly and objectively. When the parties are related, that objectivity may be lost. Readers of financial statements should have the information that parties doing business with the company are related in order to fairly evaluate the company's financial statements and results of operations. Disclosure of related parties to the auditor is required under FASB 57. The Securities and Exchange Commission recognizes the FASB's financial accounting standards as authoritative. PNC Bancorp, Inc. v. Commissioner, 212 F.3d 822, 825 (3d Cir. 2000).

Emalfarb's lack of candor to the Board, to the Audit Committee and to us is also a breach of the duty of disclosure.

VI.    Our Factual Findings

A. Knowledge of Improprieties at Puridet.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of die Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

(1) We find that Emalfarb was aware of the fact that Puridet, at the time of the acquisition by Dyadic, had been engaging in unreported sales, cash transactions, and other conduct, which he referred to as Smeaton's "customary practices." We find that Emalfarb should have known that such dealings could lead to abuses such as skimming of cash.

(2) We also find that Emalfarb was aware of the fact, significantly before the receipt of the 2003-2004 whistleblower e-mails, that Puridet and/or its management, Smeaton and Tsang, had established at least one dummy company ("South Dragon"), which appeared on the books of Puridet as a customer, in fact, its largest customer and the one with the highest receivable balance. We find that Emalfarb knew, also significantly before the receipt of the 2003-2004 whistleblower e-mails, at a minimum, that South Dragon was used as a means for Puridet customers in China to engage in cash transactions in which Chinese VAT was evaded, and that he aided and abetted Smeaton and Tsang to make South Dragon appear as an unrelated entity engaged in aims length transactions with Puridet when they knew that was not the case.

(3) There is little direct evidence as to whether Emalfarb knew that Pui Shing functioned as a successor to South Dragon. However, given the circumstances of his knowledge of South Dragon, his oversight of Puridet's finances, and his close and frequent contacts with Smeaton, we believe it is reasonable to infer that he knew what Pui Shing was and failed to disclose it.

(4) Emalfarb's failure to disclose these matters was continuing, at least until April, 2007.

The facts supporting these findings are as follows:

When Emalfarb began to negotiate with Smeaton and his partners to acquire Puridet, it was clear that Puridet was engaging in "off the books" and cash transactions with its customers in China. David Hooper, Dyadic's then COO, went to Hong Kong in March, 1998, to do due diligence and to begin the transaction. In his due diligence report to Dyadic, entitled "Puridet, Information Gathered in Visit of March 23-25, 1998" (Ex. 5, D0500-0510),

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic Internationa], Inc.
DATE:	August 15,2007
SUBJECT:	Report of Internal Investigation

Hooper wrote that audited statements for the fiscal year ended March 31, 1997, showed sales of HK$ 43 million with profits before tax of HK$ .5 million. He then noted additional sales from statements he had been given and provided a section entitled "Actual including shadow accounts." Hooper confirmed in an interview that these were off the books sales that Puridet made. Smeaton had shown him a notebook in which he kept track of those sales. Smeaton told Hooper that he kept those sales off the books for tax purposes, referring to the Hong Kong tax rate of 15%. Hooper told us that he told Smeaton that all Puridet sales would have to be on the books after the acquisition.

Hooper's report notes, regarding Puridet Dongguan's customers, "PRC -80% - 30-40 within 80 km of plant.... Most customers pay cash with order." (Ex. 5, D0503.) It also describes the company in Indonesia, P.T. Pasifik Ichsan as follows: "Company is 100% owned by local distributor. Side letter that Puridet owns unofficially 85%." (Ex. 5, D0506.)

An Arthur Andersen Hong Kong memorandum of a meeting with Hooper14 regarding the acquisition notes that Hooper did not want Andersen to participate in the due diligence exercise prior to acquisition. The memorandum, dated June 11, 1998 (sent to Hooper and maintained in the Puridet files at Dyadic), states that Andersen raised issues of tax liability issue in China, both VAT and EIT. "We need to review the operation mode in order to determine the PRC tax implication, if any." It then summarizes Hooper's response as follows:

David stressed that he is fully aware of [tax issues]. However, he does not need our assistance in determining the tax implications for the two entities and to quantify the tax liability. The acquiring group will determine the risk of such tax exposures on the two entities and will seek indemnification and warranties from the seller as appropriate. In addition, they are fully aware of the tax implications, both Hong Kong and China on the unrecorded sales. No audit due diligence is required even though the acquirer is purchasing the shares of Puridet or the BVI Co."

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14 Andersen was Puridet's auditor before EY Hong Kong.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Eiternal Investigation

(Bolding and underlining in original. Italics added). (Ex. 6, D0455.) Hooper confirmed to us that he disclosed these "unrecorded" sales to Andersen and that he did not want them to conduct further inquiry into them.

Besides Andersen, Dyadic retained Hong Kong counsel to assist in the transaction. However, again, Hooper excluded from the engagement any assistance regarding legal liabilities. A memo to Hooper from Gavin Nesbitt, Dyadic's Hong Kong counsel, also dated June 11, 1998, noted that Hooper does not want "a formal legal due diligence exercise and that [he] would [himself] endeavor to get further material information." (Ex. 7, D0457.) Nesbitt provided Hooper with a checklist he could use to do the due diligence himself.15 Hooper confirmed to us that he knew there were "problems" with Puridet, so there was no purpose to due diligence.

Hooper told us that he shared all of this information with Emalfarb. The documents dealing with the Puridet acquisition - drafts, memoranda, email communications, etc.- confirm that Emalfarb was closely involved in the transaction. Emalfarb's knowledge of improprieties at Puridet can be seen in a purposefully vaguely worded letter signed and sent by Emalfarb to Smeaton at the time of the Puridet acquisition. That letter, dated October 20, 1998, the day before the closing of the acquisition transaction (sent by fax from a hotel in Shanghai) states, as follows:

We spoke last night and over the telephone you attempted to disclose to me your ways of doing business in China and your practices in handling various business activities in China in relation to
____________________________

15 Nesbitt notes Hooper's explanation being that the "sellers have 'lawyer phobia.'"

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

customs matters, import and export of goods, etc.
As we have previously agreed the sale and purchase of the Business and Business Assets under the Business Sale Agreement should be effective on October 19, 1998 as planned.
Due to the immediate need to continue ongoing business operations, until further notice you and Raymond Chih are hereby authorized to continue such customary practices in doing business in the best interests of the Company.
A review of practices will be discussed and finalized at the next board meeting of Puridet (Asia) Limited.

(Emphasis added.) (Ex 8, DO 101.)

Veiled communications concerning the handling of cash transactions and tax issues continued. Their language shows that their purpose was to find a mechanism for shielding Puridet from liability for such transactions and not, as now claimed by Emalfarb, see, infra, at pp. 49 - 52, to stop such transactions. Thus, on May 17, 1999, the following e-mail was sent by Raymond Tsang to Demirgian, the Dyadic Controller who preceded Gardner, with copies to Hooper, Emalfarb and Smeaton:16

4. China Administration Fee. Starting from March 1999, a local company begins to handle the local delivery to our Local China customers either local registered company or HK company with plant in Mainland China. We offer 2.5% on the sales of local delivery in China to them as their remuneration. The purpose of using, this tools is build up a safety wall between Taxation Dept./Custom Dept., and our Factory. The other objective of this middle man is they can handle some special rebate and discount to customers and attend entertainment with custom people in some occasions. They can act much more flexible than we can. They also are our
____________________________

16 The emails and letters excerpted contain numerous typos and grammatical errors. We have reproduced them as typed and, for readability, have not annotated them with "sic."

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15,2007
SUBJECT:	Report of Internal Investigation

tools of collecting payment in China - local to local policy. In February 1999, we paid them HK$38,000.00 for their initial established expenses and handling special discount with customer.

(Emphasis added.) (Ex. 9, RG-CD0001-5.)

At some point, Puridet began to book most of its local sales in China into an entity it called South Dragon Detergent Company, or Fushing South Dragon Detergent Company, often referred to by Puridet people as "SD" or "South Dragon," and sometimes mistakenly referred to by Emalfarb as "Red Dragon." While, on the state of the record, South Dragon's beginning date cannot be determined, it appears to be sometime in 2000. An internal document from Raymond Tsang's computer memorializes a meeting held on May 5, 2000, with Mr. Zhai, the import/export consultant used by Puridet who came to be used as the nominal head of South Dragon. The memo notes three objectives: 1) "Make the Operation of Internal Sales in China and South Dragon more flexible;" 2) "Eliminate the risk of Dongguan Puridet Softener Co., Ltd.;" and 3) "Deal with VAT invoice transaction and VAT refund." The memo sets forth alternatives to accomplish these objectives, including: "Zhai set up local factory and Puridet/Tsang contract his factory to produce the goods in China and sell in China - solve the problem of VAT invoice and VAT refund and name difference." Discussing this alternative, the memo notes: "Zhai thinks US partner can accept this method as there is a contract (US loves contract) and more flexible for us to run the business and safe." (Ex. 10, TD00050A.)

In an August 14, 2000, e-mail to Emalfarb, with a copy to Hooper, Tabloff 17  states, Let's discuss the plan of action that Robert and I implemented months ago and that even your VP of sales told me in June seemed to have

____________________________
17 Tabloff, a relative of Emalfarb's, was placed by Emalfarb in a management position at Puridet in 1999. In January, 2001, Tabloff was removed from a flight from Chicago to Hong Kong which had been diverted to Anchorage, and arrested, due to violent behavior resulting from excessive drinking. He never returned to Puridet.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

all areas covered. Upon Raymond Chih's resignation Puridet had to restructure it's sales force and methods due to the Chinese governments changes in policy. Puridet lost much of it's China customers due to these changes and the fact that Raymond Chih wouldn't react to fix the problem. In order to recoup these sales Puridet had to set up a chain of distributors who could handle the China business and take whatever chances were necessary while keeping Puridet clear of any improprieties.

(Ex ll,RGO0068-70.)

In October, 2001, Gardner, Dyadic's then controller, traveled to Hong Kong with Hooper where he was briefed by Smeaton and others, about Puridet's operations and, specifically, about South Dragon.18 His interview statements to us, and contemporaneous documents created by him, confirm that South Dragon was an entity made to appear as a customer so that cash transactions and transactions where customers wanted to avoid their VAT obligation would not appear on the books of Puridet.19 Gardner's handwritten notes of an explanation of South Dragon, which he recalls was given to him by Smeaton, state:

____________________________

18 Gardner was hired by Hooper in July, 2001, as a replacement for Edward Demirgian.

19 Hooper's account in his interviews' with us of his knowledge of South Dragon was somewhat confused. He had not recalled the issue on his first interview, but had no problem acknowledging it at the second interview when his recollection was refreshed with documents.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15,2007
SUBJECT:	Report of Internal Investigation

South Dragon-Robert set up for them to import raw material to avoid VAT and have Puridet manufacture for them. Puridet charges 95% sale price, SD charges their customers 100% with no VAT. They cannot do export sales. However, a Chinese customer may request a VAT invoice so that they can sell with VAT and be clean with government. We honor that request and therefore we give up 6% or whatever the rate is for those sales. We bill SD for 95% and SD bills this customer 94% sales with 6% tax; hence SD loses money here as they pay the VAT to government.

(Ex. 12, RG0112.)

Gardner's notes also contain the following description of South Dragon:

To continue with South Dragon and Puridet's business arrangements: I was told that South Dragon has been in existence since the 1st qtr. of 2000, established to shoulder VAT and other China government requirements so that Puridet would be a clean importer of raw materials and exporter of finished products.

(Ex. 12, RG0118.)

Contrary to his notes described above, Gardner told us that he and Hooper knew that South Dragon needed to be shut down and that either Hooper or Emalfarb told Smeaton to do so. While he was not certain, Gardner thought that new sales had stopped by December 2003. However, in fact, sales went on actively until July 2004, and Gardner received monthly reports from Hong Kong accountant Paul W. C. Ho & Co. which pointed out and analyzed the significance of the South Dragon receivable.

Both Hooper and Gardner told us, and it so appears from their e-mails, that they communicated openly and freely with Emalfarb about all matters, including South Dragon. They both also told us they never kept anything

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

about  Puridet from him. Gardner told us that he routinely made notebooks for Emalfarb with current financial information. Besides receiving reports from them, Emalfarb also communicated directly with Smeaton in e-mails and in many telephone calls.20

Thus, for example, on November 8, 2001 (shortly after Gardner and Hooper’s return from Hong Kong), Emalfarb wrote Smeaton regarding controls that should be established at Puridet, stating that we both need to have tight financial and other controls on Puridet (Asia) Limited’s business (including but not limited to (I) Accounts Receivables, Inventory, Bank and other Cash Accounts as well as the accounts payables, (ii) documentation of the business arrangements between Puridet (Asia) Limited and (a) JV with Flemming and his company, (b) South Dragon and (c) the Indonesian Business. 21

(Ex. 13, at K0787. Emphasis added.)

Following his October 2001 trip, Gardner became actively involved in communications with Smeaton regarding South Dragon. On November 11, 2001, Smeaton sent an e-mail to Gardner, with a copy to Hooper (in a message regarding sales figures), that again makes clear that Puridet ran and kept the books for South Dragon: “I think I will keep Henry [Wong, a Puridet accountant] and put him in charge of keeping the South Dragon accounts updated,

_______________

20 Michael Kent, who came to work at Puridet, told us that he would hear Smeaton and Emalfarb talking on the telephone often and that they were always hollering at each other. Moor, Heidi Quebedeaux, Emalfarb’s assistant during much of this time, and others at Dyadic also told us that Emalfarb frequently spoke with Smeaton by telephone.

21 Emalfarb explains in the e-mail that these “tight financial and other controls” are necessary as “both of us need to have a comfort level that any funds that are put into Puridet (Asia) Limited by any of us will be paid back in a timely manner and under agreed upon terms.” (Ex 13, at K0787.)

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

particularly the accounts receivable info that the salesmen are complaining is not fast enough updated, and a more clearer stock tracking system.” (Ex. 14.) On November 19,. 2001, Smeaton e-mailed Gardner, “Still working on the SD numbers as there is actually march 2000 until now to tidy up.” (Ex.15.) On November 27, 2001, Smeaton wrote Gardener and Hooper that

We have a very accurate set of accounts with south Dragon (they have been checked four times). South Dragon owes Puridet $HK 600,000 in toll manufacturing fees as at the end of the October, how do you want to deal with this?

(Ex. 16.)

Gardner responded, on November 29, 2001, stating:

To have accurate accounts and financial statements for South Dragon is a key accomplishment that you, Raymond and Henry have achieved. I would still like to see these statements each month if that could be arranged. As to the accumulated profits of $HK600,000, in my opinion, November invoicing from Puridet to South Dragon should be issued since we only have two months remaining to record the catch-up before year end. I believe we should consider a reduction in the 5% difference between South Dragon’s invoicing to the customer and the Puridet invoice amount to SD. This would minimize the SD profit and cause Puridet sales to reflect amounts closer to actual. Additionally, it would create a timing problem for the Puridet invoicing cut-off each month if the SD income statement was prepared before a month’s sales were closed. Each month’s SD profit would be invoiced in the subsequent month but the effect from one month to the next would not be material. I have abandoned my thoughts of billing this profit as services rendered by Puridet. As you pointed out, this really is a sale

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

of toll manufacturing plus there could be some VAT issue created by billing SD for services.

(Ex. 17. Emphasis added.)

Smeaton responded to Gardner that same day, as follows:

I will get them to show you the records of SD, email them this month. Moving forward this exercise will be done monthly actually it wont be hard as the transactions a[re] simple.

(Ex. 18, RG-CD0006-7.)

Emalfarb’s interest regarding South Dragon is shown by a communication in which he seeks to determine whether South Dragon’s accounts receivable were “real”. On September 5, 2002 he wrote Hooper an e-mail, which stated.

It may be useful exercise…to track the following: A/R that was in the books on March 31, 2002 to see if the outstanding invoices were (i) paid to Puridet and (ii) the funds were deposited into Puridet’s banking account including but not limited to Red Dragon. This will allow us to double check (a) the receivables are real (if they were collected they were real), (b) what is the length of time from invoicing to collection and (c) that the funds were deposited into Puridet’s bank account.

(Ex. 19.)

Emalfarb, Hooper and Gardner dealt with the issue of South Dragon at least until the time Hooper retired at the end of December 2002, as evidenced by their e-mail correspondence. More significant, this correspondence shows they were participants in an effort to facilitate South Dragon’s ongoing operation while seeking to minimize Puridet’s exposure and liability.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

On September 10, 2002, Hooper wrote to Smeaton, with a copy to Emalfarb, “It is important that we discuss South Dragon account. Please give me a call.”
(Ex. 20.)

On October 23, 2002, Hooper (apparently in Hong Kong) wrong Emalfarb:

The South Dragon is a hot issue. They are in the process of setting up a Puridet Dong Guan Company (100% owned subsidiary). Robert estimates between 60-70% of the accounts can be transferred to this company. He however thinks this has to be done gradually which I don’t clearly understand. The 30-40% is difficult. I have stated we want strong walls between the two companies and I am working on legal agreements and other things to make sure of this. I will fill you in with more details on the telephone.

(Ex. 21, at K0400. Emphasis added.)

On October 24, 2002, Hooper e-mailed Emalfarb, “Following done to date: 2. Reviewed South Dragon - plan established. Will talk via telephone before e-mailing.” (Ex. 22.)

On November 13, 2002, Hooper wrote Smeaton as follows:

What is the status of the two new entities? The one in Dongguan and the one in Shanghai? I have completed the South Dragon contract draft and will review with mark before forwarding to you today.

(Ex. 23.)

Smeaton replied:

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

The status of the new two entities is still in the making, however, there has been a lot of progress but not yet fully ready to roll. I think we can have the Dongguan entity 22 finalised very quickly, the Shanghai/Hangzhou in theory I have covered all issues it is just now preparing the company.”23

(Ex. 23, K0408.) Hooper forwarded a copy of the response to Emalfarb.

Hooper acknowledged that he prepared a draft contract, using another manufacturing agreement as a model. 24 A draft redlined version of the contract referred to by Hooper was, in fact, found on Emalfarb’s laptop. It purports to setup an exclusive distribution arrangement between Puridet and South Dragon. While it recites the relationship between Puridet and Puridet Dongguan (as a “wholly-owned subsidiary” of Puridet), it has no reference to South Dragon’s relation to Puridet and its directors. To the contrary, it gives the appearance that it is memorializing an arms length transaction between Puridet and South Dragon (See Ex. 24.)

We have not located an executed copy of this agreement. It appears, based on subsequent communications between Emalfarb and Smeaton, that the creation of a formal South Dragon entity was not accomplished. Much later, on July 31, 2003, Emalfarb wrote in an e-mail to Smeaton.

Red Dragon, this is a situation that last I knew David and you agreed would be cleaned up and you were going to set up a company which can be audited and which we could all be comfortable knowing what their A/R was,
____________________

22 The draft agreement between Puridet and South Dragon identifies South Dragon in the recitals as “a company established under the laws of the People’s Republic of China whose registered office is at [xxxxxxx] Dongguan City, Guangdong Province, PRC.” (Ex. 24, at K408B.)

23 The Shanghai/Hangzhou entity, about which we know little, is referred to in the 2007 whistleblower e-mails.

24 This explains date discrepancies in the draft contract.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

what the collections were and what, if any, write offs they were going to have to take, as these in the end would fall back on us.

(Ex. 25, at ME0142. Emphasis added.)

Emalfarb explained, in another e-mail to Smeaton on July 29, 2003, why his failure to create the structure, as they had agreed to do, was a problem. They needed to have it appear as a separate company for the purpose of dealing with external financial institutions and investors. As he stated:

You need to have customers along with the supporting documentation that allows you to obtain traditional financing from local banks in Hong Kong and/or China and this means you have to do as you said you were going to do, which as far as I know no one had done yet, restructure the Red Dragon situation.

We have to be able to have accounting standards that are acceptable to banks who we need to lend money to, potential investors who may be interested in buying Puridet (Asia) Limited and Dyadic who is charged with overseeing our investment.

(Ex. 26, at RG0078. Emphasis added.)

On August 19, 2003, Smeaton wrote to Emalfarb, in a lengthy e-mail, “The issues regarding Indonesia [P.T. Pasifik Ichsan] and South Dragon I will spell all this out in detail to show you what has been done and achieved, please remember. I am working with limited resources but all is going well.” (Ex. 27, at K0392.)

The failure to formally “restructure” or “finalise” or build the desired “strong walls” did not prevent South Dragon from continuing to “operate” and to be held out as Purdiet’s largest customer until it abruptly stopped

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

“purchasing” from Puridet in July 2004. That same month, Puridet began to “sell” to “Pui Shing Detergent Company.”25 (Ex. 57, at LP0298.) Pui Shing rapidly became Puridet’s largest account receivable, as South Dragon had been previously. South Dragon remained on the books as an account receivable, and collections in its name were made over the next few months and years. The South Dragon receivable was fully reserved by December 21, 2004. In Dyadic’s 2005 Form 10-KSB, Pui Shing is referred to as “one of three customers in 2005 whose trade receivable balances equaled or exceeded 5% of total receivables, representing approximately 16%, 7% and 6%, respectively of total accounts receivable.” (See Form 10-KSB, filed March 29, 2006, at F-16.) Pui Shing is the 16% “customer.”

A review of documents and e-mails on Tsang’s computer shows that both South Dragon and Pui Shing were run out of Puridet. Tsang’s computer has formats for the letterhead, logo, product label, banking information and mailing envelopes for South Dragon (Ex. 28, Ex. 29, Ex. 30, Ex. 31, Ex. 32, Ex. 33.) and at least the letterhead, envelopes, and banking information for Pui Shing (Ex. 34, Ex. 35, Ex. 36.). The envelopes reflect the same address for both companies, the seventeenth floor of the building where Puridet Hong Kong is located, a space which is now just abandoned office space. A loan agreement found on Tsang’s computer notes that it is between “Puridet (Asia) Limited/Fushing South Dragon Detergent Company (hereinafter called ‘The Company’)” and the borrower. (Ex. 37.) There are also contracts in which South Dragon is selling goods to third parties. Indeed, internally the accounting

_________________

25 Witnesses suggest different theories regarding the demise of South Dragon. Zhai, who was used as the nominal head of the company, died around that time. Puridet may have decided that the company needed to be closed at that time. It is possible that Zhai’s wife made some demands on Puridet that Puridet did not want to fulfill. There are also indications that there was another whistleblower incident at about this time in which the Chinese authorities fined Puridet for having two sets of books. That might have caused Smeaton and Tsang to fold the company. The evidence for any of these theories is not strong. In any event, Pui Shang immediately took South Dragon’s place and performed its functions.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

for South Dragon appears to have been combined with Puridet’s. As an example, on January 8, 2001, Tsang sent Smeaton an e-mail in which he analyzed Puridet’s cash flow. One of the entries under cash on hand is labeled, “PAL/SD.” (Ex. 38, at RKKT0001.)

Pui Shing’s financial statements were also found on the computer of Henry Wong, Puridet’s internal accountant, and e-mailed to Smeaton and Tsang. (Ex. 39, Ex. 40, Ex. 41.) Its bank accounts were also considered part of Puridet’s “cash position” (Ex. 42, at TD00028). Tsang’s computer also had e-mails discussing shipments and bills of lading for sales by Pui Shing (Ex. 43). Most telling, in a lengthy e-mail chain with an unrelated Chinese company, Tsang explained, on February 16, 2006, in response to an inquiry about the name of the company: “You can create a new account for Pui Shing Detergent Co., instead of making any change of Puridet’s account in your system. Actually we will use these two companies name case by case.” (Ex. 44, at TD00010.)

A number of Puridet employees confirmed the use of South Dragon and then Pui Shing as vehicles for the sale of Puridet product to local Chinese customers who did not want to pay their VAT obligation. Daniel Shook is a Dyadic technical employee who went to work for Puridet in Hong Kong and Dongguan from January 2004 through December 2005. Both Smeaton and a Puridet employee named John Zhai had told him about South Dragon, which Shook characterized as “another company selling product that was really Puridet.” The purpose of the company was to enable customers to avoid the Chinese VAT obligation. Shook also saw drums labeled “South Dragon” at both Puridet in Hong Kong and in Dongguan. Shook did not share his knowledge with anyone at Dyadic. Shook also stated that he saw Puridet salespeople come in with “big wads” of cash to give to Aman. Shook stated that before he went to work at Puridet, Emalfarb asked him to let him know if he saw things that were “not right or ethical.” Shook, however, did not report what he learned about South Dragon.

Nathan Dwyer, who was doing sales and collections for P.T. Pasifik Ichsan in Indonesia, knew that South Dragon was a “second company” that Smeaton had in China. In about 2004, Dwyer had a customer who waned to do

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

business directly with Puridet, rather than through P.T. Pasifik Ichsan because the customer was in a duty free zone and P.T. Pasifik Ichsan was not. According to Dwyer, Smeaton told him that he would put the business through South Dragon, as it could better accommodate the customer.

Michael Kent, who had been recruited by Emalfarb, became sales manager and liaison to Smeaton for international business development at Puridet in September 2004. At that time South Dragon had ceased to make new sales and Pui Shing was now selling product. Kent was told that Smeaton and John Zhai’s father had registered South Dragon in China. He understood that South Dragon was eliminated when Zhai’s father died, and then the business was done through Pui Shing. Kent stated that it was common knowledge at Puridet that first South Dragon and then Pui Shing functioned to make sales to customers who did not want to pay VAT. According to Kent, the same salesmen sold to the same customers; the invoice would be from either Puridet or South Dragon/Pui Shing depending upon whether VAT was to be paid by the customer. He saw this on salesmen’s commission sheets. While Kent got a lot of his information from drivers working for Puridet in Dongguan, Smeaton also was very open with Kent about this. Smeaton told him that VAT business went through Puridet, non-VAT business went through Pui Shing.

Kent did not report this to Emalfarb. He had some conversations about the operations of Puridet directly with Emalfarb who repeated back to Smeaton some of what Kent had told him. Smeaton was furious, so Kent backed off and stopped reporting to Emalfarb.

Kent confirmed other allegations of wrongdoing in the whistleblower e-mails. He learned about the 2003-2004 whistleblower e-mails from Smeaton at just about the time that he started working for Puridet in September 2004, Smeaton told him that anonymous allegations had been made about him, Aman, and Aman’s girlfriend. Smeaton thought the e-mails must have been sent by Chih.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

According to Kent, there were certain invoices that were generated and kept at Aman’s house. Aman’s girlfriend handled the invoicing and other accounting. Employees would illegally transport cash collected from cash sales from Dongguan to Hong Kong after the cash had been counted by Aman. Drivers employed by Puridet Dongguan also told him about Aman skimming cash, taking kickbacks, and selling off product, such as expensive enzymes, for his personal profit.

Kent also stated that he had heard that just before he came to Puridet in 2004, that the company had been fined by the Chinese government for having two sets of books. Smeaton told him that it cost him a lot of money to pay off officials so the problem would go away. Dwyer also raised this incident in his interview and stated that he understood the government audit was initiated due to an anonymous report to the government. In an April 20, 2007, e-mail to Moor, Daniel Shook referred to an allegation made some time around 2004 by John Zhai that Puridet Dongguan had two sets of books. (Ex. 45, K1535-1536.) This not only bolsters the proof that such an incident occurred but also supports the thesis that Zhai was the second whistleblower.

The record reflects that when Moor came to Dyadic in February 2005, he was concerned about and sought information about the South Dragon and Pui Shing receivables. Emalfarb did not brief him at any time about South Dragon or Pui Shing. Smeaton and Tsang misrepresented the facts to him in response to his queries.

Thus, on March 16, 2005, Moor wrote to Emalfarb about the South Dragon receivable. He started:

Receivables from the stratosphere look like they may be OK. However, what has really happened in that Dyadic’s aging has improved and Puridet’s has become a little worse. This is primarily due to the South Dragon receivable which is now all well over 150 days. The balance at year end was about $396,000 (U.S.) and until now (two and a half months after year End) only another$39,000 or so has been collected. 26

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

(Ex. 46, ME0224.) Emalfarb did not respond to this e-mail and never fully and appropriately discussed South Dragon with Moor.

Referencing a Puridet management representation letter which was sent to EY Hong Kong, and which is discussed below, Moor asked Raymond Tsang in an e-mail dated November 2, 2006, whether South Dragon and Pui Shing were the same company. (Ex. 47, at K1520.) Tsang’s response, on November 3, 2006, misrepresented the facts. It stated, as follows:

Fushing South Dragon Detergent Company (customer no. 1101015) was operated by a Dongguan government people Mr. Zhai and his wife, it was our distributor in China. The operation had shut down due to the Mr. Zhai’s passed away. Provision of total outstanding from Fushing has been made. The purpose of bank account was used to settle the account payable to Puridet.
1100841 is different customer, the full name is Pui Ching Detergent Company, also a local registered company in China. It is our recent distributor in Dongguan and the owner is Mr. Chow.

(Ex. 47, at K1519.) 27

Moor sent an e-mail to, among others, Smeaton and Emalfarb on November 28, 2006, noting that the increasing Pui Shing receivable “is a real problem.” (Ex. 48, K0414 – 16.) Smeaton responded the same day,

___________________

26 Moor did not know at the time that EY Hong Kong had required the reserving of the South Dragon receivable.

27 Tsang stuck to this position in his recent interview, but conceded that the companies were founded to avoid the VAT obligation. Moreover, at the end of his interview, when asked if those companies were operated by Puridet, he stated, “officially not. All I can say is that we worked very closely together.”

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

noting that “Chinese Golden Week” made collections weak for September and October but that he anticipated improvements in November. (Ex. 48, K0414.)

The next day Smeaton sent a list and a long explanation of his collections from Pui Shing to Moor, with copies to others, including Emalfarb. As predicted the November collections were far higher than in previous months. He stated, in part:

I also since early this month when Mark discussed the issue with me been on the cash chasing mode, This can be reflected in the November collections and I know that collections in December should also be good, by the end of the year we should be looking in better shape for the auditors. I have checked the outstanding as of today, all of May is paid, there is 278,000 left in June and July has outstanding 703,000. We have post dated cheques in hand of 1,189,000. (Pui Shing has passed to us post dated cheques from their customers in China, I know these are of no interest to auditors but here they are useful in our business world). It is a very common practice to pass cheques onwards, an example being “You may owe Bill and Bill owe me”, so Bill passes a check he got from you to me, in many cases there are post dated cheques. (Unfortunately the attitude is take it or leave it, it is best in most cases to accept the payment from customers that you know are ok).

(Ex. 49, at K0424. Emphasis added.) Smeaton’s communications all failed to disclose what Pui Shing was.

B. Emalfarb’s Failure to Investigate and Report Whistleblower e-mails

(1) We find that Emalfarb failed to investigate adequately the allegations in the December, 2003 – April, 2004 e-mails, and, consequently, to take any remedial action and that such failure was continuing. (2) Emalfarb

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

additionally misrepresented the facts relating to these matters to Dyadic's auditors, the Audit Committee and in his interviews with us. While the evidentiary record is far less complete with regard to Pui Shing, South Dragon's successor, we believe that it may reasonably be inferred that Emalfarb was similarly aware of its nature and similarly failed to disclose and/or concealed material facts relating to it.

The facts supporting these findings are as follows:

On December 22, 2003, Emalfarb received an anonymous e-mail. The e-mail, sent from "blackgg65@hotmail.com" and signed "Blue Devil code # 2003520," made a series of detailed and specific allegations of wrongdoing by Puridet management. Those allegations included: (1) Yiu Man Chan, also known as "Aman," the Puridet Dongguan factory manager, was receiving bribes from raw materials suppliers in China; (2) Aman and others were skimming raw materials to be sold on the side; (3) Smeaton owned a company in Indonesia that owed Puridet a great deal of money; (4) there was a company called South Dragon which was set up by Puridet management and whose payment of its obligations to Puridet was at risk; (5) management was manipulating many expense accounts; (6) Smeaton and Chih owned the Hong Kong office, which allowed them to inflate the rent paid by Puridet. (Ex. 50, at MEO177-79.)

Emalfarb forwarded this e-mail to Gardner, Dyadic's Controller, and also responded to it, asking for more information regarding the allegations against Aman. On January 9, 2004, Emalfarb received a response from the anonymous e-mailer, also signed "Blue Devil code # 2003520." (Ex. 51, MEO 185-0187.) This e-mail suggested methods of preventing the improprieties listed in the first e-mail. The sender stated that he would not write again until April 2004.

On April 20, 2004, as promised, another anonymous e-mail was sent to Emalfarb. (Ex. 52, ME0189-191.) This e-mail again focused on the problems at the Dongguan factory, noted that Smeaton was selling Puridet products at low prices to his Indonesian company and suggested that Emalfarb arrange to have Raymond Tsang take over the operation of Puridet.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

According to Emalfarb, Gardner and all the forensic evidence surveyed, the only distribution of the 2003-2004 whistleblower e-mails was as follows: Emalfarb forwarded each of them, at about the time of their receipt, to Gardner. Emalfarb forwarded the original one to Smeaton, but not until August 1, 2004. (Ex. 53, at RS0074.) Gardner confirmed to us his receipt of these e-mails.

As discussed in greater detail below, Emalfarb has given a number of different versions of the actions he says he undertook upon receipt of these e-mails. Those versions include having Gardner investigate, having Gardner engage Ernst & Young to investigate, and having another auditing firm investigate the allegations. There is, however, no evidence showing that any of these alternatives were followed. Gardner, the only person to whom Emalfarb sent these e-mails (besides Smeaton) denies that he was asked by Emalfarb to do anything in response to them or that he did do anything. He never discussed them with anybody else at the Company28 and, as far as he knew, the matter was allowed to die after the April 2004 e-mail.

Finally, it is important to note that although Emalfarb told us, at both interviews, that he himself had not reported the 2003-2004 whistleblower e-mails to EY United States, in fact, he did make such a report. The report was made in response to an audit inquiry during the 2003 audit. However, Emalfarb's response was misleading and meant to discourage further inquiry by claiming that he had conducted an adequate investigation. The report minimized the whistleblower allegations and misrepresented material facts relating to them. Ciro Buttacavoli, who was the EY United States audit partner for the 2002 - 2003 Dyadic audits, provided us with certain EY United States
______________________________
28 Gardner told us that there was a "control group" at Dyadic, including Kent Sproat and others in management, with whom Emalfarb and he would discuss Puridet matters on an informal basis. He acknowledged that he and Emalfarb never discussed the whistleblower allegations with the others in this group.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

audit work papers. With regard to their inquiry concerning fraud/whistleblower allegations for the 2003 audit, the work paper entry states, as follows:

None, other than recent anonymous, crank (Mark Emalfarb deems them to be so) e-mails regarding the Company's operations in Hong Kong, alleging misappropriation of inventory, among other accusations. Mark questioned Puridet personnel, and believes that a disgruntled former employee sent e-mails, and that accusations have no merit. When Mark replied to the e-mail asking for additional specific information, no reply was received. EY Hong Kong performs a statuary [sic] audit of Puridet. Company has concluded that all accusations were unfounded.29

(Ex. 54, at EY Dyadic 03-00000121.)

Buttacavoli recalls that this entry memorializes a statement made to him by Emalfarb. Buttacavoli told us that he took no further action regarding this report. EY United States told us that there are no other documents concerning fraud or whistleblower allegations.

The disclosure is misleading and incomplete in the following ways:

1) Emalfarb failed to disclose one of the most critical facets of these allegations, namely, that they alleged that South Dragon was a vehicle for perpetration of a fraud against Dyadic by Smeaton and Tsang,
______________________________

29 According to the document, this paragraph memorializes a discussion which took place on either June 15, 2004, or September 1, 2004. Buttacavoli cannot determine on which of those two dates it occurred. Significantly, on June 15, 2004, Emalfarb signed, as the sole member of the Board of Directors of Dyadic, a Statement of Written Consent of the Board of Directors of Dyadic International, Inc., consenting to the engagement of two investment banking firms to provide services for a contemplated private placement and a contemplated reverse merger with a suitable public company. (Ex. 80.)

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Puridet directors, and that he had known for several years that it was a related entity controlled by Puridet which was used by it as a means to conduct and distance itself from a substantial portion of its sales, i.e., those which involved VAT avoidance.30

2) Emalfarb suggested that he had undertaken his own investigation and determined that the allegations had no merit. However, by his own account to us, that did not happen. He did not question "Puridet personnel" concerning these allegations; at most, he talked about it to Smeaton, one of the targets of the allegations.

3) Emalfarb implied that EY Hong Kong looked into these matters and found nothing, or, at a minimum, that Dyadic concluded from its failure to discover anything supporting the allegations during its "statutory audit," that they had no merit. However, in our interviews with him he gave us two inconsistent accounts of EY Hong Kong's involvement with this issue, both of which are inconsistent with this disclosure. At our first interview, on May 16, 2007, he told us that upon receiving the 2003-2004 whistleblower e-mails, he asked Gardner to have EY Hong Kong investigate the matter and report back to him. He told us that Gardner reported back to him that the auditors found no problem. At the second interview, on June 26th, he told us that he did not ask Gardner to have EY Hong Kong investigate, but instead, asked Gardner to have an independent auditing or investigative firm investigate. (His reason for having another firm investigate was that EY Hong Kong had failed during its "statutory audit" to discover anything amiss.) Emalfarb conceded that he never later asked Gardner for a report on this investigation or received one from him. He told us that any follow-up he had would have been in Fall, 2004, when, in connection the RPO, he asked Gardner, generally, whether everything was all right at Puridet and Gardner did not tell him of any problems. While
______________________________
30 See the next section regarding Emalfarb's failure to disclose to Puridet's and Dyadic's auditors that South Dragon and P.T. Pasifik Ichsan, another Smeaton entity, were related parties.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

he conceded that he never received any report into the allegations, or undertook any investigation himself, he eventually concluded - for a variety of reasons - that they had no merit and paid them no mind until he received the whistleblower e-mails in April, 2007.

At the time that Emalfarb received the 2003-2004 whistleblower e-mails, Dyadic was not yet a public company, and was, therefore, not yet bound by the Sarbanes-Oxley whistleblower rules. Even so, there was a pre-existing common law duty to disclose to the Company's directors and its auditors and to investigate the allegations made in these e-mails, especially given the gravity and the specificity of the allegations.31 In addition, Emalfarb's misrepresentations to and concealment from EY United States in the 2003 audit are reflected in the 2004 audit and in Dyadic's later public filings. The 2004 representation letter, dated April 14, 2005, and signed by Emalfarb, Moor and Gardner, re-affirms the representations for the 2003 audit in connection with a restatement for 2003 to correct an error in recording certain transactions (unrelated to these matters). (Ex. 55, at EY Dyadic 04-00000104.) The restated 2003 Consolidated Financials are included in the Dyadic Registration Statement for its sale of stock (Form SB-2), filed on December 30, 2004, and in the Dyadic Prospectus, dated January 28, 2005, and filed on February 1, 2005. (See Section F, in both filings.)

C.  Emalfarb's Failure To Report Related Parties To Puridet And Dyadic Auditors

We find that Emalfarb failed to disclose and/or concealed from Puridet's auditors and from Dyadic's board and later management that South Dragon and P.T. Pasifik Ichsan were related entities to Puridet and to Dyadic.

Puridet was audited first by Paul W. C. Ho & Co., a Hong Kong Chartered Public Accountant. Ho's firm was also engaged by Emalfarb to compile and send monthly financial statements to Dyadic. EY Hong Kong
______________________________

31 As shown above, supra, at p. 13 n. 13, in December, 2003, Emalfarb was Dyadic's sole director.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

took over auditing Puridet in.2002.

We interviewed representatives of EY United States in Florida and EY Hong Kong in Hong Kong and also interviewed Paul Ho. Additionally, we reviewed certain work papers from these accountants. None of them was ever informed that South Dragon, Pui Shing or P.T. Pasifik Ichsan was related to Puridet or Dyadic or to any of its officers or directors. Both EY Hong Kong and Paul Ho confirmed that related party inquiries were made as part of their audit procedures. This is confirmed by their audit reports which disclose a single related-party transaction, the ownership by Puridet officers and directors of the Puridet office space in Hong Kong.

For example, Paul W. C. Ho & Co. issued an audit report entitled Puridet (Asia) Limited, Reports and Accounts for the Year Ended 31st December 2001. (Ex. 56.) The Report of the Directors, contained within the audit report and signed by Smeaton, notes that the directors of Puridet at that time were Emalfarb, Hooper, Smeaton, and Tsang. A section captioned "Directors' Interest in Contracts" states, in part:

During the year, the Company had paid rent of HK$252,944(2000: HK$300) to a director Mr. Smeaton Robert Albert for letting of office.
Except the foregoing, no other contracts of significance to which the Company was a party and in which a director of the Company had a material interest subsisted at the end of the year or at any time during the year.

(Ex. 56, at LP0276.) Under "Related Party Transactions," only the rent paid to Smeaton is listed. (Ex. 56, at LP0290.)

Emalfarb engaged Paul Ho's firm to conduct monthly reviews of Puridet's financials. Ho's monthly "highlight reports" on the financial statements of Puridet spell out that South Dragon, Pui Shing and P.T. Pasifik Ichsan owed

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

the largest receivables to Puridet. As an example, on February 1, 2005, Paul W.C. Ho & Co. sent Gardner "the highlight report on the financial statements of Puridet (Asia) Limited for the month of December 2004." (Ex. 57, at LP0293.) The section on accounts receivable notes that there "are 4 major debtors and the outstanding balance of each of them was still over 10% of the total accounts receivable. They are South Dragon Detergent Co., Pui Shing Detergent Co., P.T. Pasifik Ichsan and Red Light Development Limited."32 (Ex 57, at LP0298.) The report goes on to note that South Dragon's receivable was 17.4% of the total outstanding accounts receivable and Pui Shing's receivable was 18.99 % of the total (both at December 31, 2004). The report also notes that there "was no sale to South Dragon Detergent Co. since July, 2004," while Puridet "commenced to trade with Pui Shing Detergent Co. in July 2004." (Ex. 57, at LP0298.)

When he was interviewed, Paul Ho stated that he understood that all these companies were third-party debtors and were not related to Puridet. He stated that he routinely explained the concept of and asked about related parties. None of the entities was ever stated to be a related party. Tsang told him that South Dragon was owned by locals in China who had good contacts in local markets. Ho understood that these companies functioned as middlemen in sales transactions.

Ho stated that he did not audit the Dongguan subsidiary and did not confirm accounts receivable of Puridet's Chinese customers. EY Hong Kong did send accounts receivable confirmations to South Dragon, Pui Shing and P.T. Pasifik Ichsan. The confirmations were returned confirming accurate balances. The audit manager at EY Hong Kong did not notice that the address of Pui Shing (and SD) was on a different floor of the same building in which Puridet has its offices. That office space is abandoned at this time.

Similarly, EY Hong Kong noted only in Puridet's Report of the Directors and Audited Financial Statements for the Year ended December 31, 2006, under "Related Party Transactions," rental payments to directors
______________________________
32 We have no evidence that Red Light Development Limited is related to Puridet.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Smeaton and Tsang and transactions with the "ultimate holding company," which is Dyadic. (Ex. 58, at LP0457.)

On April 11, 2005, Tsang sent a letter to Emalfarb which enclosed Puridet's management representation letter to EY Hong Kong for the audit of the financial statements for the year ended December 31, 2004. (Ex. 59, RG2395-2400.)33 The management letter states, under the heading "Related Party Transactions," as follows:

We confirm that South Dragon Detergent Co. ("SDDC") and Fushing South Dragon Detergent Co., ("FSDDC") are not related to [Puridet (Asia)Limited]. A company is considered to be a related company if they have common directors and/or shareholders. Fushing South Dragon Detergent Company Co., a related company to South Dragon Detergent Co., is an unlimited company incorporated in Hong Kong in which Mr. Raymond Tsang, a director of [Puridet (Asia) Limited], was appointed as a coordinator to assist in operating a bank account held in the name of FSDDC, however Raymond Tsang is not a owner of FSDDC and has no control on the daily operation of FSDDC.

Ex. 59, at RG2398.

This representation came about as a result of an inquiry by Cindy Chiang, the EY Hong Kong audit manager on the Puridet audit. She stated that when she was preparing the 2004 audit, she was told that South Dragon was winding down because the owner was sick. Ms. Chiang decided that she had to determine whether to reserve for "doubtful debts." Tsang volunteered to her that he was signing checks for the company because of the owner's illness and that he functioned as a "coordinator" for the account. (According to the EY Hong Kong auditors, that term has no legal or accounting definition.) Ms. Chiang asked Tsang if South Dragon was related to Puridet and he told
______________________________
33 Emalfarb told us he had no recollection of this document. However, this document was also found on his computer. (See Ex. 60, K356 - 360.)

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

her that it was not and that he had no decision-making authority with respect to South Dragon. Because of this discussion, Ms. Chiang drafted the language quoted above, which Tsang approved and signed. This language was repeated in subsequent management representation letters.

Beginning with the Dyadic audit for the year ending December 31, 2002, Puridet's financial statements were consolidated with Dyadic's.34 Accordingly, as confirmed by Ciro Buttacavoli, the EY United States audit partner for the 2002 and 2003 audits, Puridet related party transactions would be a matter of inquiry in the Dyadic audit. For example, the "Related Party Listing" for Dyadic International, Inc., dated December 31, 2002, included in the 2002 work papers, lists: " . . .3. Mr. Smeaton, Robert Albert, Director receiving rent income from the Company." (Ex. 62, EY Dyadic 02-000081. Emphasis in original.) There is, however, no mention of South Dragon or P.T. Pasifik Ichsan in this listing.

The same audit work papers include schedules showing Puridet's 2002 sales and receivables, by customer account name. (EY United States notes on these schedules that it is using them "to identify customer concentrations for disclosure purposes.") (Ex. 63.) On the "Sales" schedule South Dragon is shown as the largest account (18.76%) and P.T. Pasifik Ichsan as the fifth largest (.34%). (Ex 63, at EY Dyadic 02-0000084.) South Dragon's receivable is 50.94% of the total and P.T. Pasifik Ichsan is 6.78%. (Ex. 63, at EY Dyadic 02-0000086.) These sales and receivables for South Dragon were specifically identified (as "Company B") under "Concentrations" in the 2002 Financial Statements. (Ex. 64, at EY Dyadic 02-0000022.)
______________________________
34 When Dyadic obtained a majority of the voting shares in Puridet in July, 2002, EY United States began accounting for it as a consolidated subsidiary. (See Ex. 61, at EY Dyadic 02-00000012, excerpted from 2002 Consolidated Financial Statements.)

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

In the 2003 audit (during which Emalfarb made his disclosure of the 2003-2004 whistleblower e-mails), the only disclosed related party transaction was, again, payment to Smeaton for Puridet's office space in Hong Kong (Ex. 65, excerpted from 2003 Financial Statements, at EY Dyadic 03-0000035). Schedules of Puridet's 2003 sales and receivables were, again, provided to Ernst & Young for the purpose of determining concentrations. South Dragon accounted for 59% of sales and its receivable was 55.28% of the total. P.T. Pasifik Ichsan accounted for 2.18% of sales and its receivable grew to 11.28%. (Ex. 66.) In the Financial Statements, under "Concentrations," South Dragon is reported (again, as "Company B") as accounting for 18% of Dyadic's sales and 29% of its receivables. (Ex. 67, at EY Dyadic 03-000019.)

The management representation letter for the 2003 audit also fails to disclose these related transactions. Dated August 6, 2004, and signed by Emalfarb and Gardner, it states (under "Fraud and Conflicts of Interest"):

There are no instances where any officer or employee of the Company has an interest in a company with which the Company does business that would be considered a "conflict of interest." Such an interest would be contrary to Company policy.

(Ex. 68, at EY Dyadic 03 -00000093.)

As part of their audit procedures for the 2004 - 2006 audits, EY United States auditors continued to make fraud/whistleblower and related party inquiries which covered Puridet. Emalfarb, as CEO, along with others in management was questioned about these matters. {See, e.g., the 2004 "fraud inquiries," (Ex. 69, EY Dyadic 04-00000038 and 40-50);35 the 2005 "fraud inquiries," confirming a meeting with Emalfarb on 11/12/2005,
______________________________
35 The entiy for the inquiry relating to procedures for identifying and accounting for related party transactions states, "Due to client's limited number of transactions, controller is aware of all related parties. Any new clients are reviewed by controller for related party issues." (Ex. 69, at EY Dyadic 04-00000050).

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

(Ex. 70, at EY Dyadic 05-00000076); the 2006 "fraud inquiries," confirming a meeting with Emalfarb on 11/8/2006 (Ex. 71, at EY Dyadic 06-00000015). They also continued to review schedules of sales and receivables. For 2004, these schedules showed the "Top 5 Gross Balance," in descending order to be: South Dragon Detergent Co., Pui Shing Detergent Co., P.T. Pasifik Ichsan, and Red Light Development Ltd. (Ex. 72, at EY Dyadic 04-000000790.)36

The Dyadic management representation letter for the 2004 audit represents that all related party transactions have been "properly recorded or disclosed in the financial statements." (Ex. 55, at EY Dyadic 04 - 00000107.) However, the only related party disclosure in the 2004 audited consolidated financial statement concerning Puridet remained the Hong Kong office lease. (See the Form 10-KSB, filed April 15, 2005, Consolidated Financial Statements, "Leases," F-24.) The 2005 representation letter, dated March 27, 2006, and signed by Emalfarb, Gardner, Moor and De La Pointe makes the same representation. (Ex. 73, at EY Dyadic 05-00000101.) The 2005 audited consolidated financial statements make the same "lease "disclosure. (See the Form 10-KSB, filed March 29, 2006, "Leases," F-26.)

Emalfarb acknowledged that he knew that South Dragon and P.T. Pasifik Ichsan were related to Puridet.37 In a March 2, 1998 fax from Emalfarb to Smeaton during the negotiations to acquire Puridet, Emalfarb noted that "P.I. [sic] Pasifik Ichsan in Indonesia" was an entity "in the family of companies in which Puridet has an equity state." He inquired as to whether those relationships could remain unchanged in the change of ownership. (Ex 74, at D0551.) Hooper's due diligence memorandum notes, regarding "Indonesia," "Company is 100% owned by local distributor. Side letter that Puridet owns unofficially 85%." (Ex. 5, at D0506.) Additionally, Tabloff noted in an e-mail to
______________________________

36 The fifth is identified in Chinese.

37 Gardner acknowledged to us as well that South Dragon was a related party and that it should have been disclosed as such to the auditors.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

Emalfarb and Hooper dated August 14, 2000, encouraging them to approve new sales for P.T. Pasifik Ichsan that "Indonesia .. . is still owned by Robert . . ." (Ex. 11, at RG0069, pt. 6.) Emalfarb has not contested that he knew that Smeaton owned the company. He explained to us in our first interview with him that the main reason that he did not think that the 2003-2004 whistleblower e-mails were troubling was that much of the information was already known to him, including the fact that P.T. Pasifik Ichsan was owned by Smeaton.

All the material above regarding the formation and use of South Dragon shows that Emalfarb knew that it was a related party, if not an alter ego. Emalfarb also told us that he knew when he received the first whistleblower e-mail that Puridet had set up South Dragon. He told us at the June 27 interview that he believed that South Dragon was a wholly-owned subsidiary of Puridet.

Given Emalfarb's obligations as a director of Puridet and Dyadic to disclose related parties to their auditors, these admissions confirm a failure of the duty to disclose. Moreover, as discussed above, supra, at p. 39, once Dyadic began publicly filing its financial statements, any misrepresentations and non-disclosures in them may have violated other disclosure obligations.

D.	Emalfarb's Position Regarding his Knowledge of and Response to Improprieties at Puridet

Mark Emalfarb's accounts to the Audit Committee, the Board and to us of his knowledge and conduct are materially at odds with each other and with other evidence, both documentary and testimonial, and are not corroborated. Despite the many changes, his account remains consistently exculpatory. He maintains that he relied on others to ensure that Puridet was operating properly, that he had been unaware of what the whistleblower e-mails revealed about the ongoing operations of South Dragon and Pui Shing and that he acted properly in response to his receipt of the 2003-2004 whistleblower e-mails.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

We interviewed Emalfarb on two occasions, first on May 16, 2007, shortly after we were retained, and then again on June 27, 2007. Emalfarb, through his attorney, Peter Unger, sought an early interview with us in the hope of an early end to his leave of absence. Prior to the first interview Emalfarb, through counsel, sent us a package of e-mails gleaned from his computer. He also arrived with another package of e-mails. Both submissions contained e-mails which Emalfarb viewed as supportive of his position. At the first interview Emalfarb was specific in his recollection as to some matters, vague as to others. At the second interview, Emalfarb made material changes in his recitation of events. He stated that at his first interview, where he had been specific, those statements had been the product of speculation. Now, upon review of documents and further searching of his memory, he had, in general less recall. He stated that he was now "foggy" about a number of significant matters.

Following the first interview, Emalfarb made available his laptop and other related devices for retrieval of all e-mails and documents. In that review we located many relevant e-mails and documents excerpted in this report. It became apparent to us during the interview, and Emalfarb conceded that he, too, had now reviewed many of the same additional documents. The changes in his version seemed to be an effort to take those e-mails into account. His claim at the second interview that his recall was now diminished, despite his further document review and professed intensive effort at recollection, appeared to us to reflect his inability to successfully explain certain of these additional documents.

Regarding his portrayal of his position as CEO, Emalfarb claimed that he relied on others to ensure that all matters were being handled properly. With respect to Puridet, specifically, he claimed he relied upon his subordinates, auditors and lawyers to deal with problems. As we discussed the various people who fell into these categories, Emalfarb told us that each one of them had failed to live up to his or her responsibilities and had failed him. Emalfarb claimed to be inattentive to financial reporting from Puridet due to his other responsibilities.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

This appears to be substantiated to some degree by Moor, De La Pointe and Jeffery Sparling regarding 2006.38 At the same time, however, Emalfarb emphasized in both interviews that he was actively interested in checking on and collecting receivables. That interest is corroborated by the e-mails discussed above. In addition, the evidence detailed above shows that he was informed about and was a participant in communications and plans regarding South Dragon. See, supra, at pp. 27 - 29. He was kept informed by Hooper and by Gardner who made notebooks for him of relevant financial material. He concedes, and it is confirmed by others, that he was in close and constant contact with Smeaton. Moreover, his e-mails show him communicating with Smeaton, Gardner, Hooper and Moor over Puridet receivables, specifically, the South Dragon, Pui Shing and P.T. Pasifik Ichsan (with Smeaton only) balances, from at least 2001 on into late 2006. (See, supra, at pp. 28, 32 - 34.)

Regarding the audits, EY United States's work papers show that every year Emalfarb met with them, specifically regarding the fraud-related inquiries.39 (The 2003 audit response is discussed above, supra, at pp. 37 - 39. For 2004, see, e.g., Ex 69, at EY Dyadic 04-00000038-40; for 2005, see Ex 70, at EY Dyadic 05-00000076.) Moreover, it was represented to the auditors that he was primarily responsible for oversight of Puridet. In response to inquiry concerning other locations where a risk of fraud may be more likely to exist," the answer given was: "Mark Emalfarb oversees Puridet (Asia) subsidiary." (Ex. 75, at EY Dyadic 04-00000101.) In the 2005 audit inquiry, it was specifically represented that Emalfarb actively reviewed financials. In response to the inquiry on "senior management's process for identifying and responding to the risks of fraud in the entity, including any specific fraud risks the entity has identified or account balances, classes of transactions, or disclosures for which a risk of fraud is likely to exist," the response given was Senior management has a process for reviewing production reports, financial information and ____________________
38    Sparling was the EY United States audit partner for the 2004 – 2006 audits.

39    With regard to the 2006 audit, however, Sparling told us that he had less contact with Emalfarb than in the previous audits.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

other reports. Mark Emalfarb reviews financials and compares actual results with his expectations.

(Ex, 76, at EY Dyadic 06-00000016.)

With respect to the issues noted in our conclusions, the main points covered in our interviews with Emalfarb are, as follows:

1)           Improprieties at Puridet at the Time of the Acquisition

Emalfarb denied at both interviews knowing that there were substantial "off-the-books" transactions at Puridet at the time of the acquisition. However, this claim is contradicted by Hooper, who says he was told about this by Smeaton during his due diligence visit in Spring, 1998, and fully informed Emalfarb about this. Hooper's knowledge of this conduct is corroborated by his due diligence memorandum and the memoranda of the auditor and attorneys that he visited at the time. (See, supra, at pp. 16 - 19.) Hooper maintains that he and Emalfarb agreed that this conduct could not continue and that he obtained Smeaton's agreement that it would cease. Circumstantial evidence of Emalfarb's knowledge is his letter to Smeaton at the time (see, above, supra, pp.18 - 19.)40 which makes veiled references to Puridet's "ways of doing business in China and your practices in handling various business activities in China in relation to customs matters, import and export of goods, etc." (Ex. 8.) Emalfarb denies any recollection of this letter.

2)           South Dragon

At the first interview, Emalfarb stated unequivocally that Hooper had told him, at some point following the acquisition, that he had learned that South Dragon was formed to enable customers to avoid paying VAT
____________________
40    This letter, a fax, was maintained in the Puridet files at Dyadic.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

obligations, that South Dragon would sell to cash customers and that the money would go to Puridet. Emalfarb said that the idea was that one hundred per cent of the funds paid by these customers would go to Puridet. He told us that he knew "Smeaton and Tsang were South Dragon." As far as Emalfarb knew, the Chinese customers were not paying VAT, and he and Hooper knew that was wrong. Both Hooper and Emalfarb told Smeaton that South Dragon had to be shut down. He believed that Hooper had successfully had it shut down. When he received the 2003-2004 whistleblower e-mails, his only surprise regarding South Dragon was the allegation that it was still in operation at that time.

By the time of the second interview, Emalfarb changed his story regarding South Dragon. He still stated at the beginning of the interview that South Dragon had been set up for customers who wanted to buy for cash in China and that one hundred per cent of South Dragon sales went on to Puridet's books. (Later in the interview, he backtracked and stated that he was no longer sure that all of South Dragon's sales were in cash). He repeated that when Hooper learned that the South Dragon customers were not paying VAT, he "went nuts." However, he amended his initial claim that he believed it had been shut down in 2002. Now he claimed that he told Smeaton that Smeaton had to shut South Dragon down or to cease doing business in an improper way. He told us that he and Smeaton had heated discussions over South Dragon. He was unable to tell us what it would mean for South Dragon to do business in a proper way.

It should be noted that upon his return from a lunch break during the interview, Emalfarb returned to his claim that he thought South Dragon had been "shut down" in 2002. It was only when his attorney reminded him that he added the new claim that it was to be shut down or that it had to be run properly. Emalfarb then told us that "by now" he is "totally confused" about the ownership of South Dragon and who established it, but he does know that when it made a sale, those sales were put on Puridet's books. Emalfarb stated that he understood that South Dragon was either a 100% subsidiary or a "d/b/a" of Puridet. He told us that he has "no independent recollection" of any of the e-mails regarding South Dragon on which he was copied and that are referenced in this report. He claimed to be unfamiliar with the draft contract between Puridet and South Dragon (Ex. 24), although he acknowledged

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

it was found on his computer. He similarly could not recall the 2004 Puridet management representation letter (Ex. 59), which asserted that South Dragon was not related to Puridet, despite the fact that it was on his computer and had been faxed to his attention at Dyadic.

None of these versions is credible in light of the e-mails, other documents and the recollections of other witnesses, all of which is spelled out in detail above, supra, at pp. 15 - 34. Emalfarb was actively engaged in seeking to establish South Dragon as an entity distanced from Puridet so that Puridet would appear to be free from improprieties. As stated in Hooper's e-mails, the goal was to erect "strong walls" between Puridet and South Dragon. The draft contract found on Emalfarb's laptop allegedly to establish a business relationship between South Dragon and Puridet was to memorialize a sham. Emalfarb's July 29 and 30, 2003 e-mails to Smeaton confirm his agreement to that plan. (See, supra, pp. 27 - 28.) There, Emalfarb's complaint to Smeaton was not that he had failed to "shut it down," but that he had failed to set-up the separate South Dragon41 entity as he and Hooper were supposed to be doing, Moreover, Emalfarb made clear the reason for his concern at this time: the need to have Puridet's accounting "cleaned up" for dealing with lenders and potential investors.

Emalfarb's claim that he instructed Smeaton that South Dragon had to operate correctly is also not credible in light of his concealment of it and another Smeaton entity, P.T. Pasifik Ichsan, as related parties from Dyadic's and Puridet's auditors. Emalfarb acknowledged that he always knew South Dragon was controlled by Smeaton, et al. He also acknowledged that he was aware that P.T. Pasifik Ichsan, an Indonesian "customer" of Puridet, was controlled by Smeaton. Despite that, he never disclosed to Puridet or Dyadic's auditors that they were related parties. The only related party transaction that was ever disclosed was the Puridet office lease with Smeaton. (See, supra, at pp. 42-46.) Given the specific annual audit inquiries as to this matter and Emalfarb's "oversight," it is not credible that this non-disclosure was simply overlooked by him. Moreover, as noted above, in April, 2005, he received from Tsang
____________________

41 Here referred to by Emalfarb as "Red Dragon."

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

a copy of the Puridet representation letter to EY Hong Kong in which Tsang falsely stated that South Dragon was not a related party. (See, supra, p. 42.)42 That letter, no matter when received, should have been a matter of great concern and should have been the subject of communication by Emalfarb with the auditors. Certainly, coming a year after the whistleblower e-mails, the only reasonable explanation for Emalfarb's silence is that it was intentional.

At both interviews, Emalfarb pointed to his efforts to put in additional controls over Puridet as evidence of his unwillingness to tolerate wrongdoing.43 Both he and Hooper noted that they retained Paul Ho to do monthly reviews for them of Puridet's accounting. Emalfarb also noted that he sent outsiders, including Tabloff, Kent, and Shook to work at Puridet, in order to keep an eye on what was going on. He may well have done so in order to keep Smeaton and others from stealing from Puridet, an effort which, it turns out, was likely unsuccessful. However, as the record shows, it was not done to prevent the cash sales/VAT avoidance scheme at issue here.

3) The 2003-2004 whistleblower e-mails

Emalfarb gave a number of differing versions to the Audit Committee, the Board and to us of the circumstances relating to his receipt of the 2003-2004 whistleblower e-mails.
____________________
42    Emalfarb told us that he has no recollection of this document. It was found on his computer and a hard copy showing that it was faxed to his attention was found in Dyadic's files.

43    At the second interview Emalfarb was careful to say he was concerned about "improper" or "inappropriate," but not "illegal" conduct.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

On April 21, 2007, at a special (telephonic) meeting of the Audit Committee Emalfarb stated that the earlier e-mail dealt with a personnel matter. As he stated, the e-mail "suggested that Aman and other employees at the factory were skimming inventory. . . .It was like a buyer at K-Mart "skimming inventory." For that reason, he said, he saw it as different from the April 2007 e-mails which alleged fraudulent conduct. In response to a question whether he notified anyone else at the Company or at Ernst & Young, he stated only that he forwarded it to Smeaton and spoke to him about it. Smeaton supposedly checked it out and reprimanded Aman. He "stated that he did everything he could to check it out and Smeaton, to his knowledge, had resolved the matter." He then stated that Moor and Kent Sproat were told about the e-mail. (Ex. 77.)

Following this meeting, Emalfarb forwarded copies of the 2003-2004 e-mails to the members of the Board. (It was acknowledged at this meeting that the scope of the allegations in the e-mails was broader than Emalfarb had represented at the previous meeting. These e-mails included allegations of misconduct relating to South Dragon.) Emalfarb acknowledged that he had not forwarded the e-mails to Moor, as earlier claimed, as they pre-dated his employment.

At a special telephonic meeting of the Board of Directors, which began at 12:20 a.m. on April 23, 2007, Emalfarb commented further on the e-mails. He first noted that they were received before the Company became a Securities and Exchange Commission reporting company and, thus, were not subject to Sarbanes-Oxley. Emalfarb then added that shortly after his receipt of the 2003 e-mail he had forwarded it to Gardner. He directed Gardner to go to Puridet in early 2004 in order to investigate the allegations in the e-mails. He further claimed, also for the first time, that he "charged" the Company's independent auditors (EY United States) and Gardner with responsibility for "cleaning up" any problems with Puridet and Puridet-PRC, and that he (Emalfarb) "had taken for granted" that this had been done." (Ex 78.)

At a telephonic meeting of the Board of Directors later that morning, Emalfarb stated that, besides Gardner, he had furnished copies of this e-mail to EY United States and that he believed that all actions required of himself

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

and the Company in respect of that e-mail were properly taken back then. Emalfarb further claimed that he relied on the Company's attorneys and accountants in taking such actions. (Ex. 79.)

These accounts to the Audit Committee and the Board were not corroborated by any other witness or documentary evidence. As discussed above, supra, at p. 36 - 38, Emalfarb did not provide the whistleblower e-mails to EY United States and there is no evidence that he asked Gardner, Ernst & Young or anyone to undertake any inquiry. Indeed, his disclosure to EY United States explained why they did not need to make any further inquiry. Moreover, had such an inquiry taken place, there would be evidence of it. With regard to Gardner's visits to Puridet, according to Gardner and supported by other evidence, Gardner made two trips to Puridet, one in November 2001, and the other in early December 2003, before the first anonymous e-mail was received. His claim that he told Kent Sproat and "his attorneys" is also unsupported. Sproat denies that he was told. That denial is corroborated by Gardner. (See, supra, at p. 36, n.28.) Moreover, Emalfarb conceded to us that he did not recall telling outside counsel.

The essence of Emalfarb's position in his first interview with us is that he took appropriate action when he received the 2003-2004 whistleblower e-mails and made appropriate disclosures. Emalfarb discounted the e-mails, he told us, because most of the matters alleged were already known to him. He already knew Smeaton and Chih owned the office space leased by Puridet and already knew that the company in Indonesia belonged to Smeaton. As to South Dragon, he thought that allegation was "also wrong," because he understood that South Dragon had been shut down earlier. Emalfarb told us that he forwarded the e-mail to Gardner. He told us that he directed Gardner to have EY Hong Kong conduct an investigation at Puridet and that at a later date Gardner reported to him that the accountants reported that they didn't find any problems.

Regarding his contacts with Smeaton, Emalfarb told us that he did not speak with Smeaton about the 2003-2004 whistleblower e-mails until after they had sent people in to Hong Kong and China to check out the allegations.

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

He recalled forwarding the December 22nd e-mail to Smeaton in August, 2004.44 At a later date, even though the auditors said they didn't find anything, he still had a heated discussion with Smeaton because he was still skeptical.

At his second interview with us, Emalfarb had a change of recollection with respect to the 2003-2004 whistleblower e-mails. He now stated at the second interview that he was very "foggy" on this issue; however, he believed that, contrary to his earlier account, he did not ask Gardner to have Ernst & Young check out the e-mail. Instead, he suggested that Gardner have an independent third party do that. (He did not know who Gardner went to.) His reason was that he did not believe that EY Hong Kong would have been able to investigate both because it had just given Puridet a clean bill of health and because the anonymous whistleblower had said that Ernst & Young would not be successful.

As to why his recollection was unclear, Emalfarb emphasized that he was pre-occupied at the time with many other crises that were facing Dyadic. When the first e-mail came in he thought that "Indonesia" (i.e., P.T. Pasifik Ichsan) and South Dragon were "under control" or that South Dragon was getting "under control." After instructing Gardner to have an investigation done, he never followed-up specifically. His only recollection is that, at an unspecified later date, he asked Gardner if, generally, everything was all right at the Company, presumably including its subsidiaries. Emalfarb specifically relied on an October 2004 e-mail that he says he sent to Gardner around the time that Dyadic was preparing to go public, in which he asked Gardner to confirm that he had sufficient resources to get everything filed that needed to be filed. This reassured him that there were no problems at Puridet.
____________________
44 Emalfarb had a very specific recollection that he had forwarded it to Smeaton's personal e-mail account. It was "kicked back" and he then faxed it to him. The forensic evidence shows that he did forward the e-mail to Smeaton's account in August, 2004. (See Ex. 53.)

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

These successive versions all involve his claim that he gave direction to Gardner to undertake personally and have others undertake "independent" investigations. However, all of these variations are contradicted by Gardner who denies: 1) that Emalfarb ever asked him to undertake any investigation, 2) that he ever undertook any investigation, 3) that Emalfarb ever asked him to retain any auditors or investigators to do undertake any inquiry, 4) that he ever reported back to Emalfarb that investigation had been done, and 5) that he ever knowingly communicated anything to Emalfarb to give him comfort that there was nothing to the allegations. Furthermore, as detailed above, supra, at pp. 36 - 39, to the extent there is other evidence bearing on these claims it corroborates Gardner or, at least, fails to provide any corroboration to Emalfarb's account.

As discussed above, supra, at pp. 36 - 39, Emalfarb did make a disclosure to EY United States, contrary to his assertion to us that he did not. However, as discussed above, this disclosure was incomplete and misleading. Moreover, it was intended to close off further inquiry by EY United States, not to lead to it. In addition, the South Dragon receivable was a prominent feature of the monthly reports from Paul W. C. Ho & Co. in 2004 and later. The fact that it was a related party should also have been a subject of disclosure to EY United States.

This failure by Emalfarb to recall this disclosure to EY United States is, on its face, corroborative of his claim of faulty recollection. It is a disclosure which, at first glance, is supportive of his position that he acted appropriately. However, as shown above, this disclosure was itself misleading. Moreover, this single failure of recollection should be considered together with Emalfarb's other multiple, specific recollections of significant events which are contradicted by the evidence. It is our view that Emalfarb's lack of credibility in his dealings with us and the Board is a further indication that he knowingly failed to disclose what he knew about South Dragon and the 2003-2004 e-mails.

Finally, as discussed above, supra, at pp. 33 - 34, when Moor was hired in early 2005, he made inquiry of Emalfarb concerning the South Dragon receivable. Emalfarb never responded to that inquiiy or, at any time, ever told Moor about the South Dragon history. Clearly, Moor should have been told, at a minimum, that South Dragon was not a real receivable, that it had been set up to do business which Emalfarb, Smeaton, et-al, wanted to keep separate

FROM:	Moscowitz & Moscowitz, P.A.
TO:	Audit Committee of the Board of Directors
Dyadic International, Inc.
DATE:	August 15, 2007
SUBJECT:	Report of Internal Investigation

 from Puridet, and that it was the subject of the 2003-2004 e-mails. There is no justification for Emalfarb's failure to do so. That failure constitutes a continuing, intentional non-disclosure.

4) Pui Shing

We asked Emalfarb at both interviews what he knew about Pui Shing. He denied having any knowledge about it.

There is not the same evidentiary record connecting Emalfarb to knowledge regarding Pui Shing as there is regarding South Dragon and P.T. Pasifik Ichsan. There are references to it in financial statements which were routinely sent to Dyadic. (See, e.g., Ex. 57 and Ex. 72, and supra, p. 29.) There were e-mails between Moor, Smeaton and Emalfarb concerning the large and growing Pui Shing receivable, see, supra, at pp. 33 - 34. Emalfarb produced to us an e-mail he received which reported Puridet's largest customers and showed the transition from South Dragon to Pui Shing as Puridet's largest customer (Ex. 81). In the 2005 Form 10-KSB, Pui Shing is the customer noted as having the largest receivable balance for all of Dyadic. (See Form 10-KSB, filed March 29, 2006, at F-16.) Moreover, Emalfarb told us that he was actively concerned about receivables and frequently questioned others, particularly Gardner, about them. Given these facts alone, his denial of familiarity with Pui Shing is not credible. Morever, given the evidence concerning Emalfarb's knowledge of South Dragon, the timing of its "ceasing" operations and Pui Shing's beginning, it is reasonable to conclude that he knew that Pui Shing was South Dragon's successor. Accordingly, we find this denial not to be credible.

It is important to point out that there is no evidence that Emalfarb acted in this matter to enrich himself at the expense of Dyadic. We believe that Emalfarb could not control Smeaton and Tsang, although he made efforts to do so. Additionally, had Emalfarb actually enforced a rule precluding Chinese cash sales, Puridet's revenues would have plummeted. We believe that the combination of these factors led Emalfarb to permit Puridet to use the dummy entities and then to fail to report them to the auditors. Moreover, those same factors caused him to avoid his obligations to investigate and to remedy the problems exposed by the 2003-2004 whistleblower e-mails.